Exhibit 99.1
FTAI Aviation Launches Strategic Capital Initiative and Announces 2025 Financial Guidance

Initiative will Focus on Acquiring On-Lease 737NG and A320ceo Aircraft in Collaboration with Third-Party Institutional Investors

December 30, 2024

NEW YORK, Dec. 30, 2024 (GLOBE NEWSWIRE) -- FTAI Aviation Ltd. (Nasdaq: FTAI) (the “Company”) announces the launch of a Strategic Capital initiative in collaboration with third-party institutional investors. The first partnership under the initiative will focus on acquiring 737NG and A320ceo aircraft and believes this market opportunity will allow for the deployment of $3.0+ billion of capital annually. The Strategic Capital initiative, and its related partnerships, will allow FTAI to maintain an asset-light business model while the partnerships actively acquire on-lease narrowbody aircraft at scale.

In conjunction with the launch, FTAI has agreed to sell 46 on-lease narrowbody aircraft to the first partnership of the Strategic Capital initiative for an estimated net purchase price of $549 million.

All engines owned by the partnership will be powered exclusively via engine and module exchanges through FTAI’s Maintenance, Repair and Exchange (“MRE”) business.

FTAI also announces its initial financial guidance for fiscal year 2025, reflecting management’s expectations for the Company’s continued growth and operational performance. FTAI expects 2025 Adjusted EBITDA of approximately $1.1 to $1.15 billion from its reportable segments, comprised of approximately $500 million from Aviation Leasing and approximately $600 to $650 million from Aerospace Products. 2025 Adjusted EBITDA guidance reflects the following assumptions: (i) an average of 100 modules per quarter produced at the Company’s Montreal facility in fiscal year 2025, (ii) net Aerospace margins in line with or better than those for fiscal year 2024, and (iii) 25 to 35 V2500 engine MRE transactions for fiscal year 2025.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including the Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, whether $3.0+ billion of capital will be deployed annually, that all engines owned by the partnership will be powered exclusively via engine and module exchanges through FTAI’s MRE business, and statements and assumptions regarding FTAI’s fiscal year 2025 financial guidance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and FTAI’s Quarterly Reports on Form 10-Q, as updated by annual, quarterly and other reports FTAI files with the SEC.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@fortress.com
IR@ftaiaviation.com

Source: FTAI Aviation Ltd.